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                                  EXHIBIT 21


                      BHC FINANCIAL, INC AND SUBSIDIARIES
                          SUBSIDIARIES OF REGISTRANT



                                           Jurisdiction
                                       of Incorporation or
     Name of Subsidiary                    Organization
     ------------------                -------------------

     BHC Securities, Inc.                    Delaware

     TradeStar Investments, Inc.             Delaware

     BHCM Inc.                               Delaware

     netVest, Inc.                           Delaware

     BHC Trading Corp                        Delaware

     BHC Investments, Inc.                   Delaware

     BHCM Insurance Agency, Inc.             Delaware

     F.T. Agency, Inc.                       Ohio

     Tower Agency, Inc.                      Ohio